UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☑	Definitive additional materials
☐	Soliciting material under § 240.14a-12

MOSYS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following e-mail was sent to all employees and members of the board of directors of MoSys, Inc. on November 4, 2021:

Subject:  MoSys Special Stockholder Meeting - 11/23/2021

Team MoSys,

A virtual Special Meeting of the Stockholders will be held on 11/23/21 to approve the proposed business combination with Peraso Technologies Inc. and replenish the shares in our 2019 Stock Plan to enable us to grant new equity awards. Those of you who owned shares of MoSys as of 10/14/21 should have already received or will receive notices from Global Shares, eTrade and/or other brokerages, which makes it quite easy to vote online; or you will receive paper materials in the mail with a control number that can be used to vote online. Every vote counts. Management recommends that you vote your shares FOR all proposals and review the proxy statement that you will receive in the mail. If you have any questions or need assistance voting, please do not hesitate to contact me.

Thank you,

Jim Sullivan

CFO